UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2012

VYSTAR CORPORATION

(Exact name of registrant as specified in its charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3235 Satellite Blvd., Building 400, Suite 290, Duluth GA	30096
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 965-0383

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On October 1, 2012, D. Thomas Marsh, age 51, was appointed a member of the Board of Directors of the Company. Mr. Marsh is president of Centrotrade Minerals and Metals Inc. in Chesapeake, Va., a distributor of and technical advisory company for rubber, latex and chemicals. In his position, which he has held since 1999, Mr. Marsh directs day-to-day operations; provides technical, regulatory and standards organization oversight to sister groups in Europe and Asia; and administers material specifications and contracts. An ASTM International member since 1990, Mr. Marsh currently serves as first vice chairman of Committee D11 on Rubber, chairman of Subcommittee D11.22 on Natural Rubber and as secretary of Subcommittee D11.23 on Synthetic Rubbers. He also served a term on the ASTM Committee on Technical Committee Operations (COTCO) from 2007 to 2009. He received a Distinguished Service Award from Committee D11 in 2007 and a Service Award from COTCO in 2009. Mr. Marsh began his career as a technician for General Latex and Chemical Corp. in Ashland, Ohio, and then worked as a latex chemist for Abbott Laboratories from 1981 to 1987. He became laboratory and technical services manager for Ansell Inc. in Troy, Ala., and then president of the Ore and Chemical Corp. in Virginia Beach, Va., where he managed daily operations and implemented ASTM testing for natural rubber and latex. He was vice president of Microflex Corp., Reno, Nev., before joining Centrotrade. In addition to ASTM International, Mr. Marsh is a member of the American Chemical Society, the American Management Association, the Ohio Rubber Group and the Rubber Trade Association of North America, where he is a member of the board of directors and a past president. He is also a U.S. voting delegate to Technical Committee 45 for Rubber and Rubber Goods of the International Organization for Standardization (ISO). Mr. Marsh holds a general sciences degree from the Ohio State University and a bachelor's degree in business management from Liberty University, Lynchburg, Va., where he is currently working on his master’s degree in management and leadership.

On October 1, 2012, Mr. Marsh was granted 400,000 options to purchase Company stock at $.27 per share. Such options vest 20,000 per fiscal quarter of service by Mr. Marsh to the Company’s Board of Directors beginning December 31, 2012, and continuing for each fiscal quarter thereafter so long as Mr. Marsh continues to be a member of the Board of Directors on the last day of each such fiscal quarter.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release, dated October 3, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

October 5, 2012	By:	/s/ William R. Doyle
William R. Doyle Chairman, CEO and President